As Filed with the Securities and Exchange Commission on June 6, 2006

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

_______________

MARYLAND	13-3926898
(State of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 26th Floor, New York, New York 10022
(Address of Principal Executive Offices Including Zip Code)

WELLSFORD REAL PROPERTIES, INC. ROLLOVER STOCK OPTION PLAN

WELLSFORD REAL PROPERTIES, INC. 1997 MANAGEMENT INCENTIVE PLAN

(Full Title of the Plan)

_______________

Jeffrey H. Lynford

Chief Executive Officer

Wellsford Real Properties, Inc.

535 Madison Avenue, 26th Floor

New York, New York 10022

(212) 838-3400

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Alan S. Pearce, Esq.

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

(212) 541-2000

_______________

CALCULATION OF REGISTRATION FEE
Title of Each class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.02 per share	452,855 shares	$7.40	$3,351,127	$358.57
Common Stock, par value $.02 per share	94,890 shares	$7.40	$702,186	$75.13

(1)

Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the American Stock Exchange on June 1, 2006, a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional (a) 452,855 shares of Wellsford Real Properties, Inc. (“Wellsford” or the “Company”) common stock, par value $.02 per share (“Common Stock”) to be issued pursuant to the Wellsford Real Properties, Inc. Rollover Stock Option Plan (the “Rollover Stock Option Plan”) and (b) 94,890 shares of the Company’s Common Stock to be issued pursuant to the Wellsford Real Properties, Inc. 1997 Management Incentive Plan (the “1997 Plan”).

Pursuant to and as permitted by General Instruction E to Form S-8, the contents of Wellsford’s Registration Statement on Form S-8, File No. 333-80539, including, without limitation, periodic reports that Wellsford filed or will file with the Securities and Exchange Commission (the “SEC”) after such Form S-8 to maintain current information about the Company, are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

This Registration Statement contains information required pursuant to Part II of Form S-8. The Registration Statement will be used for offers of shares of Common Stock of the Company pursuant to the Rollover Stock Option Plan and the 1997 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference the following SEC filings into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006;
•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 3, 2006;
•	The Company’s Current Reports on Form 8-K, filed on January 31, 2006, March 13, 2006 and March 24, 2006; and
•

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 (File No. 001-12917) filed with the SEC on April 23, 1997, Form 8-K filed with the SEC on June 16, 2000, and the documents incorporated therein by reference, including any subsequently filed amendments and reports updating such description.

All documents filed by the Company and the Plans with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.3	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A Amendment No. 2 (File No. 001-12917) filed with the SEC on May 28, 1997).

4.4

Wellsford Real Properties, Inc. Rollover Plan (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).

4.5

Wellsford Real Properties, Inc. 1997 Management Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).

5.1	Opinion of Venable LLP regarding the legality of the shares of Common Stock being registered hereby.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of June, 2006.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ Jeffrey H. Lynford

Jeffrey H. Lynford

Chairman of the Board, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffrey H. Lynford	Chairman of the Board, Chief	June 6, 2006
Jeffrey H. Lynford	Executive Officer, President and Director

/s/ Mark P. Cantaluppi	Vice President, Chief Financial Officer	June 6, 2006
Mark P. Cantaluppi
/s/ Bonnie R. Cohen	Director	June 6, 2006
Bonnie R. Cohen
/s/ Douglas Crocker II	Director	June 6, 2006
Douglas Crocker II
/s/ Meyer S. Frucher	Director	June 6, 2006
Meyer S. Frucher
	Director	June 6, 2006
Mark S. Germain
/s/ Edward Lowenthal	Director	June 6, 2006
Edward Lowenthal

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.3	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A Amendment No. 2 (File No. 001-12917) filed with the SEC on May 28, 1997).

4.4

Wellsford Real Properties, Inc. Rollover Plan (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).

4.5

Wellsford Real Properties, Inc. 1997 Management Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).

5.1	Opinion of Venable LLP regarding the legality of the shares of Common Stock being registered hereby.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Venable LLP (included in Exhibit 5.1).